EXHIBIT 3.2

[SEAL]         DEAN HELLER                              Entity #
               SECRETARY OF STATE                       E0362272005-7
               204 NORTH CARSON STREET, SUITE 1         Document Number:
               CARSON CITY, NEVADA 89701-4299           20050463638-27
               (775) 684-5708
               WEBSITE: SECRETARYOFSTATE.BIZ            Date Filed:
                                                           10/5/2005 4:03:15 PM
         Certificate of Change Pursuant                    In the office of
                  to NRS 78.209                            /s/ Dean Heller
                                                           Dean Heller
                                                           Secretary of State

                         ABOVE SPACE FOR OFFICE USE ONLY

Important:  Read attached instructions before completing form

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.  Name of corporation: Tradequest International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common Stock:
6,500,000,000 shares authorized, $0.0001 par value per share Preferred Stock:
10,000,000 shares authorized, $0.0001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any of shares after the change: Common Stock: 100,000,000 shares authorized, $0.0001 par value per share Preferred Stock: 10,000,000 shares authorized, $0.0001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Common Stock: 58,689,507 shares of common stock will be issued and outstanding after the change, and each holder of sixty five (65) shares of common stock of the Corporation shall receive in exchange one (1) share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares that result will be rounded up to the nearest whole share. The percentage affected is 0.0005%.

7.  Effective date of filing (optional): October 7, 2005

8.  Officer Signature:  /s/ Luis Alvarez     President
                       -------------------------------
                       (Signature)            (Title)

IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.

This form must be accompanied by appropriate fees.